SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

                                                October 12, 1999

(Date of earliest event report)

                                    WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

                                                         Washington                                    1-4825                                91-0470860

                                                         (State or other                            (Commission                         (IRS Employer

                                                         jurisdiction of                              File Number)                         Identification

                                                         incorporation or                                                                         Number)

                                                         organization)

                                        Tacoma, Washington 98477

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(253) 924-2345

Item 5. Other Events

On October 12, 1999, Weyerhaeuser Company issued a press release stating the following:

"FEDERAL WAY, Wash. – Weyerhaeuser Company (NYSE: WY) today reported third-quarter net earnings of $237 million, or $1.18 per common share. This is an increase of 115 percent from $110 million, or 56 cents per common share, for the same period last year.

Net sales for third quarter 1999 were $3.1 billion, compared with $2.7 billion for the same quarter last year.

Results for all business segments improved significantly in the third quarter from the same period last year. Pulp, Paper and Packaging had its strongest quarterly results since the first quarter of 1996. Wood Products, meanwhile, produced its second consecutive quarter of record earnings while Timberlands’ improvement reflected the ongoing recovery in Japanese housing.

For the first nine months, Weyerhaeuser reported net earnings before nonrecurring charges of $503 million, or $2.51 per common share, compared with $264 million, or $1.33 per common share, last year. Including nonrecurring charges incurred earlier this year, net earnings in 1999 increased to $353 million, or $1.76 per common share. Net sales during the first nine months were $8.8 billion compared with $8 billion during the same period last year.

Weyerhaeuser today also announced a new initiative to streamline and improve delivery of internal support services that is expected to result in $150 to $200 million in annual savings. The company expects implementation of these plans to begin during the fourth quarter, a process that may take up to three years to complete. Because implementation plans are still under review, the specific number of employees affected, exact timing of the implementation and associated costs have not been finalized.

‘Our focus on operating improvements and disciplined capital spending is significantly improving the financial strength of the company,’ said Steven R. Rogel, chairman, president and chief executive officer. ‘This focus, combined with our initiative to streamline support services and completion of the MacMillan Bloedel acquisition, will create a stronger, more profitable North American company positioned to be a leader in the global marketplace as we enter our second century as a company.’

During the quarter, Weyerhaeuser received several key government approvals necessary to complete the MacMillan Bloedel acquisition. MacMillan Bloedel shareholders will vote Oct. 28 on the acquisition which is expected to close on Nov. 1.

‘As we complete this acquisition, I’m firmly convinced that the synergies we’ll create by combining our operations with those of MacMillan Bloedel will result in annual savings that meet or exceed our previously announced target of $150 million,’ Rogel said.

Results by segment for the third quarter:

  Timberlands: Operating earnings were $130 million, up 25 percent from $104 million last year. Export log volumes were stable throughout the quarter and remain above last year’s levels, a reflection of the gradual recovery in Japanese housing and the general stability in U.S. timber markets.
  Wood Products: Operating earnings increased 132 percent to a record $202 million from $87 million in 1998. Results for all product lines increased significantly from one year ago due to the continued strong demand in the U.S. market. Prices for most products declined during the quarter, but remain above levels of one year ago as residential construction enters its traditional seasonal slowdown.
  Pulp, Paper and Packaging: Operating earnings were $105 million, an increase of 57 percent compared with $67 million last year. The markets for pulp, containerboard packaging and fine paper continued to strengthen throughout the quarter primarily due to improvements in the global economy. Costs associated with downtime in North Carolina from Hurricane Floyd and related flooding were offset by continued operational improvements Weyerhaeuser is making in these businesses.
  Real Estate and related assets: Earnings were $56 million compared with $38 million in 1998. The 47 percent increase was attributable to continued market strength and improved margins.

Weyerhaeuser will hold a conference call on Oct. 12 at 8 a.m. Pacific Daylight Time to discuss third quarter results. The call may be accessed by calling (800) 597-4109 prior to the scheduled start time. There will be a replay available for 24 hours starting at 12 noon on Oct. 12. The replay may be accessed by calling (800) 642-1687 and entering conference ID 862341.

Weyerhaeuser Company, one of the world’s largest integrated forest products companies, was incorporated in 1900. In 1998, sales were $10.8 billion. It has offices or operations in 12 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities.

Statements contained in this press release concerning the company’s future results and performance are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company’s products; the effect of forestry, land use, environmental and other governmental regulations; the risk of losses from fires, floods and other natural disasters; and the company’s ability to execute its business plans, including its transition plans for the MacMillan Bloedel acquisition. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates and restrictions on international trade. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                      WEYERHAUESER COMPANY

                                                                                                                                     By:         /s/ K. J. Stancato

                                                             &nbs ;                                                                     Its:     Vice President and Controller

Date:  October 15, 1999